Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 28, 2024, relating to our audit of the consolidated financial statements appearing in the Annual Report on Form 10-K of 22nd Century Group, Inc. for the year ended December 31, 2023.

We also consent to the reference to our firm under the captions “Experts”.

/s/ Freed Maxick P.C (f/k/a Freed Maxick CPAs, P.C.).

Buffalo, New York
February 5, 2025